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                                                                EXHIBIT 4(f)(31)


                               AMENDMENT NO. 3 TO
                     AMENDED AND RESTATED SECURITY AGREEMENT


                  AMENDMENT NO. 3 TO AMENDED AND RESTATED SECURITY AGREEMENT (this "Amendment"), dated as of January 31, 2002, among KITTY HAWK FUNDING CORPORATION, a Delaware corporation, as a secured party (together with its successors and assigns, the "Company"), CAC FUNDING CORP., a Nevada corporation, as debtor (together with its successors and assigns, the "Debtor"), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation, individually and as initial servicer (together with its successors and assigns, the "Servicer"), and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), individually and as collateral agent (together with its successors and assigns in such capacity, the "Collateral Agent"), amending that certain Amended and Restated Security Agreement (as amended to the date hereof, the "Security Agreement"), dated as of July 20, 2001, among the Company, the Debtor, the Servicer and Bank of America, individually and as Collateral Agent.

                  WHEREAS, the parties hereto and OSI Portfolio Services, Inc. ("OSIPS"), a Delaware corporation have entered into a Back-up Servicing Agreement dated as of the date hereof;

                  WHEREAS, on the terms and conditions set forth herein, the parties to the Security Agreement wish to amend the Security Agreement as provided herein.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  SECTION 1. Defined Terms. As used in this Amendment capitalized terms have the same meanings assigned thereto in the Security Agreement.

                  SECTION 2.  Amendments.

         (a) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Successor Servicer" and replacing it with the following:

                           ""Successor Servicer" shall mean the Back-up Servicer
                  in its capacity as Servicer or such other entity appointed to succeed the Back-up Servicer as Servicer pursuant to Section 4.1."


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         (b)      Section 4.1(a) of  the Security Agreement is hereby amended as follows (solely for convenience, changed text is italicized):


                  "(a) Pursuant to the Servicing Agreement, the Debtor has contracted with CAC to act as servicer to manage, collect and administer each of the Loans and Contracts. Until such time as CAC is terminated as servicer under the Servicing Agreement, references to the Servicer herein shall refer to CAC as servicer under the terms of the Servicing Agreement. In the event of a Servicer Event of Default, the Collateral Agent shall have the right to cause the Debtor to terminate CAC as servicer thereunder. Upon termination of CAC as servicer of the Loans and Contracts pursuant to Section 2.1 of the Servicing Agreement, the Back-up Servicer pursuant to the Back-up Servicing Agreement shall act as the Successor Servicer and shall service the Loans and Contracts in accordance with the terms of the Back-up Servicing Agreement, and the Collateral Agent shall have the right at such time to exercise all of its rights under Section 4.3 hereof. In the event that the Back-up Servicer is terminated in accordance with the terms of the Back-up Servicing Agreement, the Collateral Agent shall have the right to appoint a new Successor Servicer and enter into a servicing agreement with such Successor Servicer. CAC shall not have the right to appoint a Successor Servicer. Upon termination of CAC as Servicer, all references herein to the Servicer shall be deemed to refer to the Successor Servicer. Notwithstanding the above, Bank of America, N.A. may appoint any established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of automobile installment sales contracts as the Successor Servicer hereunder."


         (c) Section 5.1(a)(ii) of the Security Agreement is hereby amended as follows (solely for convenience, changed text is italicized):

                  "(ii) first, to the Back-up Servicer, an amount equal to the Monthly Back-up Servicing Fee (as defined in the Back-up Servicing Agreement), second, to the Servicer, an amount equal to the Monthly Servicing Fee in respect of such group of Loans for the related Collection Period;"



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                  SECTION 3. Representations and Warranties. The Debtor hereby makes to the Collateral Agent, the Company and the Bank Investors, on and as of the date hereof, all of the representations and warranties set forth in Sections
3.1 and 3.2 of the Security Agreement, except that to the extent that any of such representations and warranties expressly relate to an earlier date, such representations and warranties shall be true and correct as of such earlier date.

                  SECTION 4. Effectiveness. This Amendment shall become effective when it has been signed by the parties hereto.

                  SECTION 5. Costs and Expenses. The Debtor shall pay all of the Company's, the Bank Investors' and the Collateral Agent's cost and expenses (including out of pocket expenses and reasonable attorneys fees and disbursements) incurred by them in connection with the preparation, execution and delivery of this Amendment.

                  SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 7. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 8. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 9. Ratification. Except as expressly affected by the provisions hereof, the Security Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Security Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Security Agreement as amended by this Amendment.



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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment No. 3 to the Amended and Restated Security Agreement as of the date first written above.

                                CAC FUNDING CORP., as Debtor


                                By: /S/ Brett A. Roberts
                                    ---------------------
                                    Name: Brett A. Roberts
                                    Title: President


                                    CREDIT ACCEPTANCE
                                CORPORATION,     individually and as
                                Servicer


                                By: /S/ Douglas W. Busk
                                    ---------------------
                                    Name: Douglas W. Busk
                                    Title: Treasurer


                                KITTY HAWK FUNDING CORPORATION,
                                  as Company


                                By: /S/ Jill A. Gordon
                                    ---------------------
                                    Name: Jill A. Gordon
                                    Title: Vice President


                                BANK OF AMERICA, N.A., individually,
                                  as Collateral Agent


                                By: /S/ Christopher G. Young
                                    ------------------------
                                    Name: Christopher G. Young
                                    Title:  Vice President






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